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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 21, 2001

                                ----------------

                                RnetHealth, Inc.
             (Exact name of registrant as specified in its charter)


         COLORADO                        7812                    39-1731029
State or Other Jurisdiction        Primary Industrial           IRS Employer
     of Incorporation            Classification Code No.      Identification No.


                        2600 Michelson Drive, Suite 1650
                                Irvine, CA 92612
                    (Address of principal executive offices)


        Registrant's telephone number including area code: (310) 393-3979


                        2600 Michelson Drive, Suite 1650
                                Irvine, CA 92612
          (Former Name or Former Address, if Changed Since Last Report)


Item 5. Other Events

On May 21, 2001, RnetHealth, Inc. ("Rnet") issued a press release announcing the termination of the merger agreement with Access Television Network, Inc. The Company's press release announcing this event is attached as Exhibit 1 to this Report and such Exhibit is incorporated herein by reference in its entirety.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               RNETHEALTH, INC.


Date:  May 21, 2001                            By: /s/ WENDY BOROW JOHNSON
                                                   -----------------------------
                                                       Wendy Borow Johnson
                                                       President and CEO

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                                                                       EXHIBIT 1


FROM: RNETHEALTH, INC. FOR IMMEDIATE RELEASE


RNETHEALTH TERMINATES MERGER AGREEMENT WITH ACCESS TELEVISION NETWORK

IRVINE, Calif.--(PR Newswire)-May 21, 2001-RnetHealth, Inc. (OTCBB:RNET
- news) has advised Access Television Network, Inc. that RNET is exercising its option to terminate the merger agreement between the two companies entered into in February 2001.

"In April we learned that Access's board was no longer willing to proceed with the merger on the terms agreed to in February. After unsuccessful attempts to structure a deal that the Acces board would endorse, RNET's board concluded that ultimately it would be in the best interests of RNET and its shareholders to terminate the agreement," said Robert Portrie, RNET's Chairman.

RNET's intent to terminate the agreement was confirmed in a letter sent today to the Access Television Network board.

"Since signing the merger agreement, RNET has proceeded in good faith to complete the merger. While we were looking forward to the synergies we thought the merger might bring, ultimately we could not justify the increased cost to RNET shareholders from the new Access requirements. Since we signed the merger agreement in February, we have made progress in improving RNET's business prospects. And, since terminating the agreement we have moved quickly to evaluate and pursue other alternatives to the merger," said Wendy Borow-Johnson, RNET's Chief Executive Officer and President.

About RnetHealth, Inc.

RnetHealth, Inc. (symbol: RNET:OB) (the "Company") is an integrated media company developing low cost media outlets for direct response, direct marketing, and product and program promotion.

CONTACT: Tracy Neal
(310) 393-3979

CCEC CONTACT: Dodi Handy
(407) 682-2001, rnet@insidewallstreet.com

CHARTERBRIDGE CONTACT: Eric Horton
Charterbridge Financial Group, Inc.
(619) 696-8000
ehorton@charterbridge.net

CEOcast, Inc. CONTACT: Matthew Henderson
(212) 732-4300